                                                                     Exhibit 4.1

[LETTERHEAD OF THE CIT GROUP APPEARS HERE]



                                                October 31, 1996


J.S. Oshman and Co., Inc.
Oshman Sporting Goods Co., Alabama
Oshman Sporting Goods Co., Arizona
Oshman Sporting Goods Co., Arkansas
Oshman Sporting Goods Co., California
Oshman Sporting Goods Co., Colorado
Oshman Sporting Goods Co., Florida
Oshman Sporting Goods Co., Georgia
Oshman Sporting Goods Co., Hawaii
Oshman Sporting Goods Co., Kansas
Oshman Sporting Goods Co., Louisiana
Oshman Sporting Goods Co., Michigan
Oshman Sporting Goods Co., Minnesota
Oshman Sporting Goods Co., Missouri
Oshman Sporting Goods Co., Nevada
Oshman Sporting Goods Co., New Jersey
Oshman Sporting Goods Co., New Mexico
Oshman Sporting Goods Co., New York
Oshman Sporting Goods Co., Ohio
Oshman Sporting Goods Co., Oklahoma
Oshman Sporting Goods Co., Oregon
Oshman Sporting Goods Co., South Carolina
Oshman Sporting Goods Co., Tennessee
Oshman Sporting Goods Co., Texas
Oshman Sporting Goods Co., Utah
Oshman Sporting Goods Co., Washington
Oshman's Ski Skool, Inc.
Oshman's Sporting Goods, Inc.-Services
2302 Maxwell Lane
Houston, TX

Gentlemen:

Reference is made to the Financing Agreement among us dated August 31, 1992, as amended (herein the "Financing Agreement"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Financing Agreement.

Pursuant to mutual understanding, the Financing Agreement is hereby amended as follows:

1. Paragraph 9 of Section 6 of the Agreement is hereby deleted in its entirety, and the following is substituted in lieu thereof:

        "9. The Parent and its Subsidiaries' shall maintain, on a consolidated basis as of the end of each fiscal year, a Net Worth of not less than $62,000,000.00, provided, however for the fiscal year ending February 1, 1997, they shall maintain a Net Worth of not less than $56,600,000.00 (herein the "1996 FYE Net Worth Minimum") provided, further that the 1996 FYE Net Worth Minimum shall be increased by the amount of gain from the sale of Real Estate, if any, recorded during the second six months of the fiscal year ending February 1, 1997."

2. Subparagraph I of Paragraph 10 of Section 6 of the Financing Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

        "1. Permit EBITDA, on a consolidated and cumulative fiscal year to date basis, for the Parent and its Subsidiaries, at the end of each fiscal quarter below, to be:

        FISCAL QUARTER ENDING                           EBITDA
        ---------------------                           ------

        For the last day in the first           Less than $750,000.00
        fiscal quarter of each fiscal
        year;

        For the last day in the second          Less than $4,000,000.00
        fiscal quarter of each fiscal
        year;

        November 2, 1996                        More negative than negative
                                                        $4,000,000.00

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

        FISCAL QUARTER ENDING                           EBITDA
        ---------------------                           ------

        For the last day in the third           Less than $1,500,000.00
        fiscal quarter of each fiscal
        year thereafter

        February 1, 1997                        Less than $5,000,000.00

        For the last day in the fourth          Less than $12,000,000.00"
        fiscal quarter of each fiscal
        year thereafter.

For purposes of the financial covenants set forth in subparagraph I paragraph 10 of Section 6 of the Financing Agreement and solely for calculating EBITDA for the third and fourth fiscal quarters of the fiscal year ended February 1, 1997, EBITDA shall be defined as the following:

"EBITDA shall mean, in any period, all earnings of the Parent and its Subsidiaries on a consolidated basis, before all Interest Expense, income tax obligations (paid or accrued), miscellaneous income, depreciation expense and amortization expense and the amount of any inventory markdowns or provisions for markdowns related to stores closed or to be closed up to $250,000.00 for the fiscal quarter ended November 2, 1996 or $500,000.00 for the fiscal quarter ended February 1, 1997, on a cumulative basis, determined in accordance with GAAP consistently applied."

Except as otherwise provided herein, no other change in any of the terms or provisions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.

                                Very truly yours,


                                THE CIT GROUP/BUSINESS
                                CREDIT, INC.



                                By /s/ [SIGNATURE APPEARS HERE]
                                  -----------------------------
                                Title: Assistant Secretary


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

Read and Agreed to:


J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., COLORADO
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., KANSAS
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MICHIGAN
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., UTAH
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN SPORTING GOODS, INC.-SERVICES



By /s/ [SIGNATURE APPEARS HERE]
  ------------------------------------
        Title: VP--CAO
        of each of the above Companies


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